Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of the 3rd day of February, 2015 by and between MULTI-COLOR CORPORATION, an Ohio corporation (the “Corporation”), and the individual whose name appears on the signature page hereof (such individual being referred to herein as the “Indemnified Representative” and collectively with other individuals who may execute substantially similar agreements as the “Indemnified Representatives”), with reference to the following background:

A. The Indemnified Representative currently is serving in one or more capacities as a director or officer of the Corporation or, at the request or direction of the Corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise and, as such, is performing a valuable service to, or on behalf of, the Corporation.

B. Directors and officers of corporations are being increasingly subject to expensive and time-consuming litigation and other Proceedings (as hereafter defined), including matters that traditionally would be brought only against such corporations or their subsidiaries or affiliated entities. The Indemnified Representative has been offered the protection afforded by this Agreement from such Proceedings.

C. To induce the Indemnified Representative to continue to serve the Corporation and in consideration for such continued service, and to assist in the recruitment of qualified management in the future, the Corporation agrees to indemnify, and to advance expenses to, the Indemnified Representative upon the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the Corporation and the Indemnified Representative agree as follows:

1. Agreement to Serve. The Indemnified Representative agrees to serve or continue to serve in each Indemnified Capacity (as hereinafter defined) held now or in the future. This Agreement shall not be deemed either an employment contract or a contract for continued services between the Corporation or any of its affiliates and the Indemnified Representative. If an employee, the Indemnified Representative specifically acknowledges that his employment with the Corporation or any of its affiliates is at will, and that his employment and/or services may be terminated at any time for any or no reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in: (a) a written employment contract between the Indemnified Representative and the Corporation or any of its affiliates which is signed on behalf of the Corporation or the affiliate by an authorized officer; or (b) an applicable formal severance plan or arrangement duly adopted by the Corporation or the affiliate.

2. Mandatory Indemnification.

(a) Except as provided in Section 3, the Corporation shall indemnify the Indemnified Representative against any Liability (as hereafter defined) incurred by the Indemnified Representative in connection with any Proceeding (as hereafter defined) in which the Indemnified Representative may be involved as a party or otherwise, by reason of the fact that the Indemnified Representative is or was serving in an Indemnified

Capacity, including, without limitation, any Liability resulting from actual or alleged breach or neglect of duty, error, misstatement or misleading statement, gross negligence, negligence, omission, act or failure to act or act giving rise to strict, imputed or products liability and any Liability arising from a claim brought by a party who may be an “insured person” under the Corporation’s directors’ and officers’ liability insurance, occurring on or after the date of this Agreement. If the Indemnified Representative is entitled to indemnification in respect of a portion, but not all, of any Liability, the Corporation shall indemnify the Indemnified Representative to the maximum extent for such portion of any Liability.

(b) Notwithstanding the provisions of subsection (a), the Corporation shall not indemnify the Indemnified Representative under this Agreement for any Liability incurred in a Proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the Indemnified Representative unless such initiation of or participation in the Proceeding is authorized, either before or after commencement of the Proceeding, by the affirmative vote of a majority of the Board of Directors of the Corporation in office. This subsection (b) does not apply to the Corporation’s obligation to reimburse the Indemnified Representative for expenses incurred by or on behalf of the Indemnified Representative in successfully prosecuting or defending the rights granted to the Indemnified Representative by or pursuant to this Agreement.

(c) As used in this Agreement:

(i) “Indemnified Capacity” means any and all past, present or future service by an Indemnified Representative: (A) in one or more capacities as a director, officer or employee of the Corporation, or, at the request or direction of the Corporation while serving as such a director, officer or employee, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise; or (B) in the capacity of an agent of the Corporation if such capacity is designated as an “indemnified capacity” for purposes of this Agreement by the Board of Directors of the Corporation;

(ii) “Liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements, expert fees and other professional fees and disbursements) in any way associated with the above, excise tax assessed with respect to an employee benefit plan, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”), rules or orders of the Securities and Exchange Commission or other federal or state acts, rules or regulations. “Liability” shall also include any federal, state, local or foreign taxes imposed as a result of the receipt or deemed receipt by the Indemnified Representative of any payments from the Corporation under this Agreement; and

(iii) “Proceeding” means any threatened, pending or completed action, suit, appeal, or other proceeding of any nature, whether civil, criminal,

administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders, third parties or otherwise.

3. Exclusions.

(a) The Corporation shall not be liable under Section 2 of this Agreement to make any indemnification payment in connection with any Liability incurred by the Indemnified Representative and arising from acts or failures to act with respect to which it is determined by the court in which the Proceeding was brought by clear and convincing evidence that the Indemnified Representative failed to act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Any fact, act or omission pertaining to any other director, officer, employee or agent of the Corporation shall not be imputed to the Indemnified Representative hereunder for the purposes of determining the applicability of any exclusion set forth herein.

(c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnified Representative is not entitled to indemnification under Section 2 of this Agreement.

(d) The Corporation shall not be liable to make any payment under Section 2 of this Agreement if the making of such payment is expressly prohibited by applicable law or has been finally determined in a final adjudication pursuant to Section 5(d) or otherwise to be unlawful.

4. Mandatory Advancement of Expenses.

(a) The Corporation shall pay any Liability incurred in good faith by the Indemnified Representative in advance of the final disposition of a Proceeding upon receipt of an undertaking by or on behalf of the Indemnified Representative: (x) if the Indemnified Representative is a director of the Corporation (whether or not the Indemnified Representative is also an officer or other agent of the Corporation), to repay all amounts so advanced if (but only if) it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (y) if the Indemnified Representative is an officer or other agent of the Corporation other than a director, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnified Representative is not entitled to be indemnified under Section 2 of this Agreement or otherwise. The financial ability of the Indemnified Representative to repay an advance shall not be a prerequisite to the making of such advance. The advances to be made hereunder shall be paid by the Corporation to or for the benefit of the Indemnified

Representative within twenty (20) days following delivery of a written request therefor, accompanied by true and complete copies of invoices therefor, by the Indemnified Representative to the Corporation. If the Indemnified Representative is a director of the Corporation, this Section 4 shall supplement, and not be deemed to limit or eliminate the Corporation’s mandatory advancement obligations under Ohio Revised Code §1701.13(E).

(b) The Indemnified Representative hereby undertakes to repay in full, without interest, all expenses advanced by the Corporation to the Indemnified Representative pursuant to Section 4(a), but only if, and to the extent that, it shall ultimately be determined, as a result of a Proceeding under Section 4(a), that the Indemnified Representative is not entitled to be indemnified by the Corporation hereunder. Expenses to be repaid hereunder shall be paid to the Corporation by the Indemnified Representative liable therefor within twenty (20) days following delivery of a written request to such Indemnified Representative by the Corporation.

5. Indemnification Procedure.

(a) The Indemnified Representative shall use commercially reasonable efforts promptly to notify the Secretary of the Corporation of the commencement of any Proceeding or the occurrence of any event which might give rise to a Liability under this Agreement, but the failure so to notify the Corporation shall not relieve the Corporation of any liability which it may have to the Indemnified Representative under this Agreement or otherwise.

(b) The Corporation shall be entitled, upon notice to the Indemnified Representative, to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Indemnified Representative involved in such Proceeding, or a majority of the Indemnified Representatives involved in such Proceeding if there be more than one. If the Corporation notifies the Indemnified Representative of its election to defend the Proceeding, the Corporation shall have no liability for the expenses (including attorneys’ fees) of the Indemnified Representative incurred in connection with the defense of such Proceeding subsequent to such notice, unless any of the following pertain: (i) such expenses (including attorneys’ fees) have been authorized by the Corporation; (ii) the Corporation shall not, in fact, have employed counsel reasonably satisfactory to such Indemnified Representative or such majority of Indemnified Representatives to assume the defense of such Proceeding; or (iii) it shall have been determined pursuant to Section 5(d) that the Indemnified Representative was entitled to indemnification for such expenses under this Agreement or otherwise. Notwithstanding the foregoing, the Indemnified Representative may elect to retain counsel at the Indemnified Representative’s own cost and expense to participate in the defense of such Proceeding.

(c) Except with respect to criminal matters and injunctive or other non-monetary relief, the Corporation shall not be required to obtain the consent of the Indemnified Representative to the settlement of any Proceeding which the Corporation has undertaken to defend if the Corporation assumes full and sole responsibility for such settlement and the settlement grants the Indemnified Representative a full and unqualified release, in form and substance reasonably acceptable to the Indemnified Representative, in respect of all Liabilities at issue in the Proceeding. The Corporation shall not be liable for any amount paid by an Indemnified Representative in settlement of any Proceeding that is not defended by the Corporation, unless the Corporation has consented in writing to such settlement (which consent shall not be unreasonably withheld, delayed or conditioned).

(d) Any dispute related to the right to indemnification or advancement of expenses hereunder, except with respect to indemnification for Liabilities arising under the Securities Act of 1933, as amended, which the Corporation has undertaken to submit to a court for adjudication, shall be enforceable only by arbitration in the city of Cincinnati, Ohio (or such other metropolitan area to which the Corporation’s executive offices may be relocated), in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three (3) arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the Indemnified Representative and the third of whom shall be selected by the other two (2) arbitrators. In the absence of the American Arbitration Association or if for any reason arbitration under the commercial arbitration rules of the American Arbitration Association cannot be initiated or if the arbitrators selected by the Corporation and the Indemnified Representative cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the Corporation and the Indemnified Representative have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in the metropolitan area where arbitration under this subsection would otherwise have been conducted. Each arbitrator selected as provided herein is required to be or have been a director of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the NYSE MKT LLC (formerly the American Stock Exchange) or quoted on the National Association of Securities Dealers Automated Quotations System. The party or parties challenging the right of an Indemnified Representative to the benefits of this Agreement shall have the burden of proof and persuasion. The Corporation shall reimburse the Indemnified Representative for the expenses (including attorneys’ fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction; provided, however, that if the conduct giving rise to the Liability for which indemnification is being sought has been the subject of another proceeding not directly involving the Indemnified Representative’s right to indemnification under this Agreement or otherwise, the Corporation shall be entitled to interpose, as a defense in any judicial enforcement proceeding on the arbitrators’ award, any prior final judicial determination adverse to the Indemnified Representative in such other proceeding. This arbitration provision shall be specifically enforceable.

(e) Upon a payment to the Indemnified Representative under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of the Indemnified Representative to recover against any person for such Liability, and the Indemnified Representative shall execute all documents and instruments reasonably required and shall take such other actions as may be reasonably necessary to secure such rights, including the execution of such documents as may be reasonably necessary for the Corporation to bring suit to enforce such rights.

6. Discharge of Duty. The Indemnified Representative shall be deemed to have discharged such person’s duty to the Corporation if the Indemnified Representative has relied in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared by:

(a) one or more officers or employees of the Corporation whom the Indemnified Representative reasonably believes to be reliable and competent with respect to the matter presented;

(b) legal counsel, public accountants, financial advisors or other persons as to matters that the Indemnified Representative reasonably believes are within the person’s professional or expert competence; or

(c) a committee of the Board of Directors of the Corporation upon which he does not serve as to matters within its area of designated authority, which committee he reasonably believes to merit confidence.

7. No Restriction of Other Indemnification Rights. The Corporation shall not adopt any amendment, however effected, directly or indirectly by merger, consolidation or otherwise, to its Articles of Incorporation or Regulations, the effect of which would be to deny, diminish or encumber the Indemnified Representative’s rights to indemnity or advancement of expenses pursuant to the Articles of Incorporation, the Regulations, the Ohio General Corporation Law or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the “Effective Date”) upon which the amendment shall apply only to acts or failure to act occurring entirely after the Effective Date thereof, unless the Indemnified Representative shall have voted in favor of the amendment as a director or holder of record of the Corporation’s common stock, as the case may be. In no event shall any such amendment (whether or not the Indemnified Representative votes in favor thereof) affect the Indemnified Representative’s rights or remedies with respect to the Corporation’s mandatory indemnification and advancement of expense obligations under this Agreement.

8. Merger or Consolidation. In the event that the Corporation shall be a constituent corporation in a merger, consolidation or other reorganization, the Corporation, if it shall not be the surviving, resulting or acquiring corporation therein, shall require, as a condition thereto, that the surviving, resulting, or acquiring corporation agree to indemnify and advance expenses to the Indemnified Representative to the full extent provided in this Agreement and to adopt and assume the Corporation’s obligations under this Agreement. Whether or not the Corporation is the surviving, resulting or acquiring corporation in any such transaction, the Indemnified Representative shall also stand in the same position under this Agreement as he would have with respect to the Corporation if its separate existence had continued.

9. Non-Exclusivity. The indemnification and expense advancement rights granted to the Indemnified Representative pursuant to this Agreement: (a) shall not be deemed exclusive of any other right to which the Indemnified Representative may be entitled under any statute, by-law, regulations, certificate or articles of incorporation, limited liability company agreement or operating agreement, agreement, vote of shareholders or directors or otherwise, both as to action in an Indemnified Capacity and in any other capacity; and (b) shall continue as to a person who has ceased to be an Indemnified Representative in respect of matters arising prior to such cessation. Without limiting the generality of clause (a) above, the indemnification and expense advancement rights granted to the Indemnified Representative pursuant to this Agreement supplement, and do not supplant, any indemnification or expense advancement rights the Indemnified Representative may have under the Corporation’s regulations or under any directors and officers liability insurance policy maintained by the Corporation.

10. Continuation of Obligations. All obligations of the Corporation under this Agreement shall continue during the period that the Indemnified Representative serves in an Indemnified Capacity and shall continue thereafter as long as the Indemnified Representative may be subject to any possible claim or any threatened, pending or completed Proceeding as a result, directly or indirectly, of serving in an Indemnified Capacity.

11. Reliance on Provisions. The Indemnified Representative shall be deemed to be acting in such person’s respective official capacity or capacities in reliance upon the rights provided by this Agreement.

12. Severability and Reformation. Any provision of this Agreement which is adjudicated to be invalid or unenforceable in any jurisdiction or under any circumstance shall be ineffective to the extent of such invalidity or unenforceability only and shall be deemed reformed so as to continue to apply to the maximum extent and to provide the maximum indemnification permissible under the applicable law of such jurisdiction. Any such adjudication shall not invalidate or render unenforceable the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstances.

13. Notices. Any notice, claim, request or demand required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telegram or by registered or certified mail, postage prepaid: (a) if to the Corporation, to 4053 Clough Woods Drive, Batavia, Ohio 45103, or to such other address to which the executive offices of the Corporation may be moved, Attention: Corporate Secretary; or (b) if to any Indemnified Representative, to the address of such Indemnified Representative listed on the signature page hereof; or to such other address as either party hereto shall have specified in a notice duly given in accordance with this Section.

14. Amendments, Terminations and Binding Effect. No amendment, modification, waiver, termination or cancellation of this Agreement shall be effective as to the Indemnified Representative unless signed in writing by the Corporation and the Indemnified Representative. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the heirs, executors, administrators and personal representatives of the Indemnified Representative.

15. Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the internal substantive laws of the State of Ohio, without reference to the principles governing the conflict of laws applicable in that or any other jurisdiction.

16. Gender and Number. Words used herein, regardless of the gender or number specifically used, shall be deemed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context may require.

17. Prior Agreement. This Agreement supersedes any prior indemnification agreement(s) entered into between the Corporation and the Indemnified Representative, which prior indemnification agreement(s) shall, without further action, be terminated and superseded as of the date of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

MULTI-COLOR CORPORATION

By:

INDEMNIFIED REPRESENTATIVE

(Signature)

(Printed Name)

Address: